                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
            [ ]  Preliminary Proxy Statement       [  ]  Confidential, for Use
                                                         of the Commission Only
                                                         (as permitted by Rule
                                                         14a-6(e)(2))
            [X]  Definitive Proxy Statement
            [ ]  Definitive Additional Materials
            [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Thermadyne Holdings Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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

                        THERMADYNE HOLDINGS CORPORATION
                        101 SOUTH HANLEY ROAD, SUITE 600
                           ST. LOUIS, MISSOURI 63105

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2001

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 24, 2001, at 10:00 a.m., local time, at the offices of Credit Suisse First Boston, 277 Park Avenue, New York, New York, 10172, for the following purposes:

          1. To elect six directors; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 2, 2001, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such stockholders will be maintained at the offices of Credit Suisse First Boston, 277 Park Avenue, New York, New York, 10172, during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders during ordinary business hours for any purpose germane to the meeting.

     We hope you will be represented at the meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                                            By Order of the Board of Directors,
                                            PATRICIA S. WILLIAMS
                                            Corporate Secretary

April 6, 2001

     IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE PROMPTLY SIGNED, DATED AND RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED EVEN IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING.

                        THERMADYNE HOLDINGS CORPORATION
                        101 SOUTH HANLEY ROAD, SUITE 600
                           ST. LOUIS, MISSOURI 63105
                                 (314) 721-5573

                             ---------------------

                                PROXY STATEMENT
                                 APRIL 6, 2001

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being sent by the Board of Directors of Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), to the holders of common stock, par value $.01 per share of the Company (the "Common Stock"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Tuesday, April 24, 2001, at the offices of Credit Suisse First Boston, 277 Park Avenue, New York, New York, 10172, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Corporate Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed by the stockholder and received by the Company prior to the Annual Meeting. If no directions are specified in any duly signed and dated proxy received by the Company, the shares will be voted FOR the election of the six director nominees recommended by the Board of Directors and in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person, or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation for those services. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding those materials in accordance with customary practice. Your cooperation in promptly signing, dating and returning the enclosed proxy card will help avoid additional expense.

     As of March 2, 2001, the Company had 3,590,326 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on March 2, 2001, will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 6, 2001.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth, as of March 2, 2001, certain information regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each Named Executive Officer and (iv) by all current directors and executive officers of the Company as a group. Other than as set forth below, no director or executive officer of the Company is the beneficial owner of any shares of Common Stock. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

                                                              BENEFICIAL OWNERSHIP OF
                                                                    COMMON STOCK
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES      CLASS(1)
------------------------------------                          ----------   -----------
Credit Suisse First Boston and related investors(2).........  3,399,089       84.4%
Magten Asset Management Corp.
  35 East 21st Street New York, NY 10010(3).................    267,339        7.4%
Karl R. Wyss................................................         --          *
James H. Tate(4)............................................     32,065          *
Peter T. Grauer(5)..........................................         --          *
John F. Fort III(6).........................................     13,000          *
Harold A. Poling(7).........................................     64,100        1.8%
Lawrence M.v.D Schloss(5)...................................         --          *
Michael E. Mahoney(8).......................................     24,467          *
Robert D. Maddox(9).........................................     12,973          *
Douglas Muzzey(10)..........................................        290          *
Randall E. Curran(11).......................................     75,117        2.1%
Stephanie N. Josephson(12)..................................     14,126          *
Thomas C. Drury(13).........................................     11,556          *
All current directors and executive officers as a group
  (9 persons)(5)(14)........................................    146,895        4.0%

---------------

  *  Represents less than 1 percent.

 (1) Based on 3,590,326 shares of Common Stock outstanding and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (2) Consists of shares held by the following investors related to Credit Suisse First Boston ("CSFB") (as a result of the merger of Donaldson, Lufkin and Jenrette, Inc. with CSFB): DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Offshore Partners II, C.V. ("Offshore"), a Netherlands Antilles limited partnership, DLJ Diversified Partners, L.P. ("Diversified"), a Delaware limited partnership, DLJ MB Funding II, Inc. ("Funding"), a Delaware corporation, DLJ Merchant Banking Partners II-A, L.P. ("DLJMBPIIA"), a Delaware limited partnership, DLJ Diversified Partners-A, L.P. ("Diversified A"), a Delaware limited partnership, DLJ Millennium Partners, L.P. ("Millennium"), a Delaware limited partnership, DLJ Millennium Partners-A, L.P. ("Millennium A"), a Delaware limited partnership, DLJ EAB Partners, L.P. ("EAB"), a Delaware limited partnership, UK Investment Plan 1997 Partners ("UK Partners"), a Delaware partnership, DLJ First ESC L.P. ("DLJ First ESC"), a Delaware limited partnership, and DLJ ESC II, L.P. ("DLJ ESC II"), a Delaware limited partnership. DLJMB, Offshore, Diversified, Funding, DLJMBPIIA, Diversified A, Millennium, Millennium A, EAB, UK Partners, DLJ First ESC and DLJ ESC II are herein referred to as the "CSFB Funds." The address of each of CSFB, DLJMB, Diversified, Funding, DLJMBPIIA, Diversified A, Millennium, Millennium A, EAB, DLJ First ESC and DLJ ESC II is 277 Park Avenue, New York, New York 10172. The address of Offshore is John B. Gorsiraweg, 14 Willemstad, Curacao, Netherlands Antilles. The address of UK Partners is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles,

     California 90067. Includes 436,965 shares of Common Stock issuable upon exercise of warrants that are currently exercisable.

 (3) The following information is based on a Schedule 13D, dated July 25, 1996, as amended on September 25, 1996, on February 12, 1998, on March 9, 1998, and on June 10, 1998, filed with the Securities and Exchange Commission (the "Commission") by Magten Asset Management Corp. ("Magten"), an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Magten has (i) shared voting power over 227,897 of the shares and no voting power over 39,442 of the shares and (ii) shared investment power over all 267,339 shares.

 (4) Includes 17,573 shares of Common Stock issuable to Mr. Tate upon the exercise of vested stock options or stock options that will vest within 60 days.

 (5) Messrs. Grauer and Schloss are officers of DLJ Merchant Banking II, Inc. ("DLJMB II Inc."), the general partner of DLJ Merchant Banking Partners II, L.P. ("DLJMB"). Share data shown for such individuals excludes shares shown as held by the CSFB Funds, as to which such individuals disclaim beneficial ownership.

 (6) Includes 4,000 shares of Common Stock issuable to Mr. Fort upon the exercise of vested stock options or stock options that will vest within 60 days and 1,000 shares held by Mr. Fort's spouse.

 (7) Includes 4,000 shares of Common Stock issuable to Mr. Poling upon the exercise of vested stock options or stock options that will vest within 60 days.

 (8) Includes 13,519 shares of Common Stock issuable to Mr. Mahoney upon the exercise of vested stock options or stock options that will vest within 60 days.

 (9) Includes 3,605 shares of Common Stock issuable to Mr. Maddox upon the exercise of vested stock options or stock options that will vest within 60 days.

(10) Consists of 290 shares of Common Stock issuable to Mr. Muzzey upon the exercise of vested stock options.

(11) Includes 25,843 shares of Common Stock issuable to Mr. Curran upon the exercise of vested stock options.

(12) Includes 2,756 shares of Common Stock issuable to Ms. Josephson upon the exercise of vested stock options.

(13) Includes 2,756 shares of Common Stock issuable to Mr. Drury upon the exercise of vested stock options.

(14) Includes 42,987 shares of Common Stock issuable upon the exercise of vested stock options or stock options that will vest within 60 days.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of six directors for terms expiring at the 2002 annual meeting of stockholders. The persons named below, each of whom currently serves as a director of the Company, have been nominated for election as directors. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the six nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any or all of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominee(s) as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office until their respective successors are elected and qualified.

DIRECTOR NOMINEES

Karl R. Wyss, Age 60
Chairman of the Board and Chief Executive Officer

     Mr. Wyss has been a Director of the Company since April 2000 and was elected Chairman of the Board and Acting Chief Executive Officer of the Company in June 2000. He became Chief Executive Officer of the Company on January 12, 2001. Prior to joining the Company, Mr. Wyss was the Managing Director and Operating Partner with Donaldson, Lufkin and Jenrette's Merchant Banking Group since 1993. Before his position at DLJ, he was Chairman and Chief Executive Officer of Lear Siegler Inc. Mr. Wyss currently serves on the board of directors of Brand Services, Inc., Localiza Rent A Car S.A. and Manufacturers' Services Limited.

James H. Tate, Age 53
Director; Senior Vice President, Chief Financial Officer and Office of the Chairman

     Mr. Tate has been a Director of the Company since October 1995 and was appointed to the Office of the Chairman in June 2000. He was elected Senior Vice President and Chief Financial Officer of the Company in February 1995, having previously served as Vice President of the Company and Vice President and Chief Financial Officer of the Company's subsidiaries since April 1993. Prior to joining the Company, Mr. Tate was employed by the accounting firm of Ernst & Young LLP for eighteen years, the last six of which he was a partner. Mr. Tate currently serves on the board of directors of Rowe International, Inc.

Peter T. Grauer, Age 55
Director

     Mr. Grauer has been a Director of the Company since May 1998. Since 1995, Mr. Grauer has been a Managing Director of DLJMB III Inc. (and its predecessor, DLJ Merchant Banking, Inc., since September 1992). Mr. Grauer is a director of Doane Pet Care Enterprises, Inc., Total Renal Care Holdings, Inc., Formica Corporation and Chairman of the Board of Directors of Bloomberg, Inc.

John F. Fort III, Age 59
Director

     Mr. Fort has been a Director of the Company since May 1998. Mr. Fort is currently Chairman of the Board of Mueller-Grinnel Corp. and Insilco Corp. Mr. Fort retired as Chairman of the Board of Tyco International Ltd. in January of 1993. In 1964, after receiving degrees in Aeronautical Engineering and Industrial Management from Princeton and the MIT Sloan School, respectively, he joined the Simplex Wire & Cable Company (now a subsidiary of Tyco). Mr. Fort held a broad range of positions throughout his thirty years at Tyco. He currently holds directorships at Tyco International Ltd., Roper Industries, Manufacturers Services, Ltd. and DeCrane Aircraft Holding Co. He is in active participant on advisory boards at MIT, Princeton University, Full Circle Investments and the Appalachian Mountain Club.

Harold A. Poling, Age 75
Director

     Mr. Poling has been a Director of the Company since May 1998. Mr. Poling retired as Chairman of the Board and Chief Executive Officer of Ford Motor Company on January 1, 1994, a position he held since 1990. Mr. Poling is a director of Shell Oil Company, Flint Ink Corporation, the Kellogg Company and Meritor Automotive, Inc. He is a board consultant for the LTV Corporation, a member of the DLJ Executive Advisory Board and a member of the board of directors and trustee of William Beaumont Hospital. Mr. Poling is a director of the Monmouth (Ill.) College Senate and a member of the Dean's Advisory Council for the Indiana University School of Business. He was national chairman of Indiana University's Annual Fund campaigns from 1986-88.

Lawrence M.v.D. Schloss, Age 46
Director

     Mr. Schloss has been a Director of the Company since May 1998. Mr. Schloss has been the Managing Partner of DLJMB II Inc. since November 1995. Prior to November 1995, he was the Chief Operating Officer and a Managing Director of DLJ Merchant Banking, Inc. Mr. Schloss currently serves as Chairman of the Board of McCulloch Corporation and as a director of Merrill Corporation.

ARRANGEMENTS RELATING TO THE ELECTION OF DIRECTORS

     Pursuant to an Investors' Agreement (the "Investors' Agreement") dated May 22, 1998, entered into by and among the Company, the CSFB Funds and the senior executive officers of the Company (including Mr. Tate), each stockholder party thereto has agreed to vote shares of Common Stock owned by such stockholder in order to ensure that the Board of Directors of the Company will consist of Mr. Tate, so long as he is employed by the Company, and at least five directors designated by CSFB.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

             GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     The Board of Directors of the Company met on four occasions during 2000. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors has established a Compensation Committee and an Audit Committee. No incumbent director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he was a director during 2000 and the meetings of the committee or committees on which he served during such period.

     Compensation Committee. The Compensation Committee (i) determines the annual salary and bonus and reviews the amount of remuneration and stock options of the Company's senior executives, (ii) reviews the operation of the Company's executive compensation programs, and (iii) establishes and periodically reviews policies in the area of management benefits. None of the members of the Compensation Committee may be officers or employees of the Company. The Compensation Committee met one time last year. The current members of the Compensation Committee are Messrs. Grauer, Fort and Poling. Messrs. Wyss and Tate are entitled to attend meetings of the Compensation Committee in an ex-officio capacity.

     Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibilities regarding (i) the accounting and reporting practices of the Company, (ii) the adequacy of corporate financial controls and
(iii) the quality and integrity of the financial statements of the Company and its subsidiaries. The Audit Committee is governed by a written charter, which is attached to this Proxy Statement as Annex A. None of the members of the Audit Committee may be officers or employees of the Company. The Audit Committee met two times last year. The current members of the Audit Committee are Messrs. Grauer, Poling and Schloss, at least one of whom satisfies the standards of independence established by the New York Stock Exchange. Messrs. Wyss and Tate are entitled to attend meetings of the Audit Committee in an ex-officio capacity. The Audit Committee meets periodically with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures and the Company's policies relating to internal auditing and accounting procedures and controls.

                             AUDIT COMMITTEE REPORT

     In 2000, the Audit Committee met with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                                HAROLD A. POLING
                            LAWRENCE M.V.D. SCHLOSS
                                PETER T. GRAUER

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Ernst & Young LLP:

Audit Fees..................................................   $392,000
Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees..............................................   $524,000(a)(b)
                                                               --------
          Total.............................................   $916,000
                                                               ========

---------------

(a)  Includes fees for tax consulting and other non-audit services.

(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth information in respect of the compensation of the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company, the former Chief Executive Officer of the Company and two other former executive officers (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                         ------------
                                                                            AWARDS
                                                                         ------------
                                                  ANNUAL COMPENSATION     SECURITIES     ALL OTHER
                                                  --------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION(S)             YEAR   SALARY($)   BONUS($)   OPTIONS (#)       ($)(1)
------------------------------             ----   ---------   --------   ------------   ------------
Karl R. Wyss(2)..........................  2000    526,151         --           --         17,994
  Chairman of the Board and                1999        N/A        N/A          N/A            N/A
  Chief Executive Officer                  1998        N/A        N/A          N/A            N/A
James H. Tate............................  2000    326,500         --           --         14,111
  Director, Senior Vice President, Chief   1999    316,962     58,313           --         19,590
  Financial Officer and Office of the
     Chairman                              1998    294,741    219,488       51,686         19,230
Michael E. Mahoney.......................  2000    283,500     13,808           --         12,545
  Executive Vice President and Office of   1999        N/A        N/A          N/A            N/A
  the Chairman                             1998        N/A        N/A          N/A            N/A
Robert D. Maddox.........................  2000    178,500         --           --          6,639
  Vice President -- Controller             1999    173,269     23,375           --          6,955
                                           1998    150,481     78,279       10,603          6,854
Douglas Muzzey...........................  2000    105,940         --           --          3,877
  Vice President -- Information            1999        N/A        N/A          N/A            N/A
  and Technology                           1998        N/A        N/A          N/A            N/A
Randall E. Curran(3).....................  2000    263,173         --           --         13,540
  Former Chairman of the Board, President  1999    564,724    134,600           --         37,289
  and Chief Executive Officer              1998    538,400    506,634       99,397         36,282
Stephanie N. Josephson(4)................  2000    144,913         --           --          6,177
  Former Vice President, General Counsel   1999    208,962     28,188           --         10,833
  and Corporate Secretary                  1998    181,577     94,935       10,603         10,248
Thomas C. Drury(5).......................  2000    178,500         --           --          6,853
  Former Vice President -- Human           1999    173,269     23,375           --          8,275
  Resources                                1998    150,481     78,279       10,603          7,292

---------------

(1) All other compensation includes group life insurance premiums paid by the Company and contributions made on behalf of the Named Executive Officers to the Company's 401(k) retirement and profit sharing plan. The amounts of insurance premiums paid and 401(k) contributions made (respectively) on behalf of the Named Executive Officers for 2000 are as follows: Mr. Wyss, $259 and $17,735; Mr. Tate, $2,567 and $11,544; Mr. Mahoney, $2,622 and
    $9,923; Mr. Maddox, $583 and $6,056; Mr. Muzzey, $51 and $3,826; Mr. Curran,
    $1,607 and $11,933; Ms. Josephson, $984 and $5,193; and Mr. Drury, $797 and
    $6,056.

(2) Mr. Wyss has served as Chairman of the Board and Chief Executive Officer since June 1, 2000.

(3) Mr. Curran served as Chairman of the Board, President and Chief Executive Officer until May 31, 2000.

(4) Ms. Josephson served as Vice President, General Counsel and Corporate Secretary until August 18, 2000.

(5) Mr. Drury served as Vice President -- Human Resources until December 22,
    2000.

     The following table sets forth certain information related to stock options granted to one of the Named Executive Officers in 2000. The Company did not grant stock options to any other Named Executive Officer in 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                 -----------------------------------------------
                                   NUMBER OF
                                  SECURITIES     PERCENT OF TOTAL
                                  UNDERLYING      OPTIONS GRANTED    EXERCISE OR                GRANT DATE
                                    OPTIONS       TO EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
NAME                             GRANTED(#)(1)    FISCAL YEAR (%)      ($/SH)         DATE      VALUE($)(2)
----                             -------------   -----------------   -----------   ----------   -----------
Douglas Muzzey.................       550               2.6             4.00(3)     1/25/10        14.00

---------------

(1) The options to purchase Common Stock were granted under the Thermadyne Holdings Corporation Management Incentive Plan (the "Management Incentive Plan") and vest 20% ratably over five years. For a more complete description of the Management Incentive Plan, see "-- Employment
    Arrangements -- Management Incentive Plan." All options become exercisable upon a change of control.

(2) The grant date present value of each option grant was determined using a variation of the Black-Scholes option pricing model. The estimated values presented are based on the following assumptions made as of the time of grant: an expected dividend yield of 0%; an expected option term of 10 years; volatility of 0.63; and a risk-free rate of 4.3%. The actual value, if any, that the Named Executive Officer realized from the exercise of the options was the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. See "-- Fiscal Year-End Option Values."

(3) The exercise price of the options on the date of grant was $34.50. Effective December 12, 2000, these options were repriced to $4.00, the last reported closing price of the Company's common stock prior to December 12, 2000.

     The following table provides information related to the number and value of options held by the Named Executive Officers at the end of 2000. On December 20, 2000, the last day on which the Common Stock was traded during 2000, the closing sale price of Common Stock was $3.5625.

                         FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                     AT FISCAL YEAR-END                  AT FISCAL YEAR-END
                              ---------------------------------   ---------------------------------
NAME                          EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                          --------------   ----------------   --------------   ----------------
Karl R. Wyss................          --                --              --                --
James H. Tate...............      13,438            38,248              --                --
Michael E. Mahoney..........      10,338            29,421              --                --
Robert D. Maddox............       2,756             7,847              --                --
Douglas Muzzey..............         100               850              --                --
Randall E. Curran...........      25,843                --              --                --
Stephanie N. Josephson......       2,756                --              --                --
Thomas C. Drury.............       2,756                --              --                --

     All options currently outstanding were granted under the Management Incentive Plan. For a discussion of the Management Incentive Plan, see "Employment Arrangements -- Management Incentive Plan."

EMPLOYMENT ARRANGEMENTS

     Employment and Severance Agreements. The Company has entered into employment agreements with Messrs. Tate, Mahoney and Maddox. Neither Mr. Wyss nor Mr. Muzzey has an employment agreement with the Company. Mr. Curran resigned from the Company on May 31, 2000 and entered into the severance agreement described below on June 1, 2000.

     The employment agreements with Messrs. Tate, Mahoney and Maddox have an original termination date of May 22, 2001; however, such agreements automatically renew for an additional year on each May 22 beginning in 1999 so that a new three-year term begins upon each extension (unless the agreements are earlier terminated as provided therein). Messrs. Tate, Mahoney and Maddox serve in their current executive capacities with the Company as a requirement of their respective employment agreements.

     Messrs. Tate, Mahoney and Maddox are entitled to annual base salaries (subject to increase at the Board of Directors' discretion) of $326,500, $283,500 and $178,500, respectively. In addition, Messrs. Tate, Mahoney and Maddox are eligible to participate in an annual bonus plan providing for an annual bonus opportunity of not less than 75%, 70% and 55%, respectively, of such executive's base salary. Each executive is also entitled to such benefits as are customarily provided to the executives of the Company and its subsidiaries. All three executives are required to devote all of their business time and attention to the business of the Company and its subsidiaries.

     Each employment agreement provides that if the executive's employment ceases as a result of disability or death, the executive or the executive's estate, heirs, or beneficiaries, as the case may be, will continue to receive the executive's then current salary for 24 months from the date of the executive's disability or death. If the executive's employment is terminated by the Company for Cause (as defined in each employment agreement) or voluntarily by the executive for any reason other than death, disability or upon a constructive termination (which includes, among other things, reduction of compensation, title, position or duties) the executive will not be entitled to receive compensation or any accrued benefits after the date of termination. If the executive's employment is terminated by the Company without Cause or is terminated by the executive upon a constructive termination, the executive will continue to receive his or her then current salary and other benefits provided by the agreement during the unexpired term of the agreement.

     Prior to May 31, 2000, Mr. Curran was entitled to a base salary (subject to increase at the Board of Directors' discretion) of $575,000. In addition, Mr. Curran was eligible to participate in an annual bonus plan providing for an annual bonus opportunity of not less than 100% of his base salary. Mr. Curran was also entitled to those benefits customarily provided to the executives of the Company and its subsidiaries. Mr. Curran was required to devote all of his business time and attention to the business of the Company and its subsidiaries. Mr. Curran's employment agreement contained termination provisions identical to those described above.

     In connection with Mr. Curran's resignation, the Company entered into a severance agreement with Mr. Curran, the principal terms of which implement the severance provisions of his employment agreement. Pursuant to his employment agreement, Mr. Curran was entitled to receive: (1) his then current basic compensation, (2) an amount in lieu of bonus equal to the average bonus received by him for the previous 24 months, and (3) the benefits to which he would otherwise be entitled and reimbursement for automobile expenses, all such amounts and benefits to continue until May 22, 2003, which together resulted in an aggregate cash payment (after receiving cash in lieu of benefits), which amount was confirmed in the severance agreement, of approximately $2,800,000. In addition, the Company agreed not to accelerate the due date under the promissory note made by Mr. Curran to the Company in the original principal amount of $1,249,890. In the severance agreement, Mr. Curran provided the Company with certain releases and agreed to certain confidentiality and non-competition provisions.

     Management Incentive Plan. The Management Incentive Plan provides for the granting of options to acquire up to 500,000 shares of Common Stock to certain officers and employees of the Company. All options are non-qualified stock options granted at 100% of the fair market value on the grant date. In fiscal 2000, options to purchase approximately 20,000 shares of Common Stock were granted under the Management Incentive Plan to certain officers and employees of the Company at an exercise price of $34.50 per option share. On December 12, 2000, all outstanding options issued to current employees and officers (as of December 12, 2000) under the Management Incentive Plan were repriced to $4.00, the last reported closing price of the Company's common stock prior to December 12, 2000. These options vest pro rata over five years.

Pursuant to the terms of the Management Incentive Plan, options granted to certain members of senior management provide for both a "Time Vesting Option" and a "Cliff Vesting Option." Under the Time Vesting Option, the option vests and is exercisable with respect to 20% of the shares subject to the option on the day it was granted. Then, on each of the first five anniversaries from the date the Time Vesting Option was granted, an additional 16% of the shares subject to the option vests and becomes exercisable as long as the option recipient is still employed by the Company or its subsidiaries. The Cliff Vesting Option becomes vested and exercisable with respect to 20% of the shares on the thirtieth day after the availability of the audited financial statements for each of the fiscal years ended December 31, 1998 through December 31, 2002, provided that the option recipient is still employed by the Company or its subsidiaries on such date of determination, and further provided, that the targeted implied common equity value of the Company was met for such fiscal year. If the targeted implied common equity value of the Company is not attained for any fiscal year ending on or before December 31, 2002, the Cliff Vesting Option will be treated as vested and exercisable if the target is attained for any subsequent year as long as the option recipient is still employed by the Company or its subsidiaries on such date of determination. If, after eight years from receipt of the Cliff Vesting Option, all shares subject to such option have not vested, such shares shall become fully vested and exercisable as long as the option recipient is still employed by the Company or its subsidiaries on such date.

     The following table sets forth the number of shares of Common Stock issuable upon the exercise of options granted to each Named Executive Officer under the Management Incentive Plan.

                    MANAGEMENT INCENTIVE PLAN OPTION GRANTS

                                                              TIME VESTING   CLIFF VESTING
NAME                                                             SHARES         SHARES
----                                                          ------------   -------------
Karl R. Wyss................................................         --             --
James H. Tate...............................................     25,843         25,843
Michael E. Mahoney..........................................     19,880         19,879
Robert D. Maddox............................................      5,302          5,301
Douglas Muzzey..............................................         --             --
Randall E. Curran...........................................     25,843             --
Stephanie N. Josephson......................................      2,756             --
Thomas C. Drury.............................................      2,756             --

     As approved by the Compensation Committee, all of Messrs. Tate, Mahoney, Maddox and Muzzey's options outstanding, totaling 102,998 stock options at December 12, 2000, were repriced to $4.00, the last reported closing price of the Company's common stock prior to December 12, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors served as an officer or employee of the Company or any of its subsidiaries during 2000.

COMPENSATION OF DIRECTORS

     Compensation Arrangements. Other than Messrs. Wyss, Tate, Schloss and Grauer, each director of the Company is entitled to receive a $25,000 annual fee. Additionally, certain non-employee directors (as described in the Thermadyne Holdings Corporation 1998 Non-Employee Directors Stock Option Plan (the "Directors Plan")) are eligible to receive options under the Directors Plan. The Directors Plan provides that certain non-employee directors shall receive options to purchase 3,000 shares of Common Stock upon becoming a director and options to purchase 500 shares of Common Stock each year thereafter. All options are non-qualified stock options granted at 100% of fair market value on the grant date. During 2000, the Board of Directors awarded Messrs. Fort and Poling options to each purchase 500 shares of Common Stock at $4.00 per share pursuant to the Directors Plan. On December 12, 2000, all outstanding options issued to current non-employee directors (as of December 12, 2000) were repriced to $4.00, the last reported closing price of the Company's common stock prior to December 12, 2000. Directors also are reimbursed for all reasonable travel and other expenses of attending meetings of the Board of Directors or committees of the Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing the Company's compensation arrangements with the Company's senior executive officers (including the Named Executive Officers). The current members of the Compensation Committee are Messrs. Grauer, Fort and Poling. Messrs. Wyss and Tate are entitled to attend meetings of the Compensation Committee in an ex-officio capacity. The principal elements of the Company's 2000 executive compensation program consisted of base salaries, the opportunity for annual cash bonuses based on the Company's financial performance, equity-based compensation in the form of stock options and other customary fringe benefits.

  Philosophy

     The Compensation Committee believes that all executive officers of the Company, including the Chief Executive Officer, should be compensated on a competitive basis with other manufacturing companies of comparable size in sales and earnings. The Compensation Committee's primary objectives with respect to executive compensation are to establish a total compensation program that provides base salaries in a competitive range, bonus opportunities that reward above-average performance with above-average pay, and equity-based incentives designed to enhance the profitable growth of the Company and the value of its Common Stock and align management and stockholder interests.

  Base Salaries

     For 2000, the Company's executive officers received base salaries in accordance with recommendations of the Compensation Committee. The Company has entered into Executive Employment Agreements with Messrs. Tate, Mahoney and Maddox. Mr. Curran's Employment Agreement provided for an annual base salary of $575,000. Mr. Wyss is currently entitled to an annual base salary of $900,000.

  Bonus Plans

     The Thermadyne Holdings Corporation Bonus Plan (the "Bonus Plan") provides bonus opportunities based on the Company's achievement of certain financial goals. Participants are eligible to receive a bonus, expressed as a percentage of base salary, with the amount of the bonus being dependent upon the Company meeting certain performance-related goals. The performance goals may be comprised of one or more measures, including, among others, EBITDA, cash flow, net sales, division, group or corporate financial goals and/or market share. A percentage of each participant's bonus opportunity may be tied to one or more of the performance measures. Payment of the bonuses is made in a lump sum payment as soon as administratively practicable after the end of the Company's fiscal year (normally no later than March) or, if applicable, another relevant performance period. In 2000, the Company attained certain of its performance goals. The Compensation Committee recommended and the Board of Directors approved an award to plan participants of bonuses totaling $151,060 in accordance with the terms of the Bonus Plan.

  Stock Option Programs

     The Management Incentive Plan provides for the granting of options to purchase up to 500,000 shares of Common Stock to certain officers and employees of the Company. For 2000, the Compensation Committee awarded options to purchase 20,000 shares of Common Stock pursuant to the Management Incentive Plan. For a more complete description of the Management Incentive Plan, see "Employment Arrangements -- Management Incentive Plan."

  CEO Compensation

     Mr. Wyss does not have an employment agreement. Mr. Wyss is entitled to an annual base salary of $900,000. Mr. Wyss did not receive a bonus in 2000. In 2000, Mr. Wyss was not granted options to purchase any shares of Common Stock pursuant to the Management Incentive Plan.

     The Executive Employment Agreement with Mr. Curran provided for an annual base salary of $575,000 and provided for his participation in an annual bonus opportunity of not less than 100% of his base salary. For 2000, Mr. Curran did not receive a bonus. In 2000, Mr. Curran was not granted options to purchase any shares of Common Stock pursuant to the Management Incentive Plan.

  Tax Considerations

     In formulating its compensation policies, the Compensation Committee considers the relevant provisions, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), that limit the deductibility of certain executive compensation and the consequences to the Company if the compensation paid to the Company's executive officers is not deductible.

  Repricing of Stock Options

     As approved by the Board of Directors, all outstanding stock options at December 12, 2000, issued to current employees, officers and directors were repriced effective December 12, 2000 to $4.00, the last reported closing price of the Company's common stock prior to December 12, 2000. The Board of Directors repriced the stock options to provide an incentive to current employees, officers and directors for their continued employment. All of the stock options that were repriced, totaling 202,057 options, originally contained exercise prices that were significantly higher than the market price.

     The following table sets forth information concerning all such repricing of stock options to a Named Executive Officer during the fiscal year ended December 31, 2000.

                                                              MARKET PRICE     EXERCISE
                                                NUMBER OF     OF STOCK AT      PRICE AT                LENGTH OF ORIGINAL
                                                SECURITIES      TIME OF        TIME OF                    OPTION TERM
                                                UNDERLYING    REPRICING OR   REPRICING OR     NEW      REMAINING AT DATE
                                   REPRICING     OPTIONS       AMENDMENT      AMENDMENT     EXERCISE    OF REPRICING OR
NAME AND POSITION                    DATE      REPRICED (#)       ($)            ($)         PRICE         AMENDMENT
-----------------                  ---------   ------------   ------------   ------------   --------   ------------------
Karl R. Wyss.....................       N/A          N/A           N/A             N/A         N/A                  N/A
  Chairman of the Board and
  Chief Executive Officer
James H. Tate....................  12/12/00       51,686         $4.00          $34.50       $4.00          Seven years
  Senior Vice President,
  Chief Financial Officer and
  Office of the Chairman
Michael E. Mahoney...............  12/12/00       39,759         $4.00          $34.50       $4.00          Seven years
  Executive Vice President and
  Office of the Chairman
Robert D. Maddox.................  12/12/00       10,603         $4.00          $34.50       $4.00          Seven years
  Vice President -- Controller
Douglas Muzzey...................  12/12/00          950         $4.00          $34.50       $4.00           See note(1)
  Vice President -- Information
  and Technology

---------------

(1) Of this total 950 options, 100 expire in eight years, 300 expire in seven years, and 550 expire in ten years.

     Because Messrs. Curran and Drury and Ms. Josephson were not employees of the Company on December 12, 2000, none of the options previously granted to them were repriced.

                             COMPENSATION COMMITTEE

                                PETER T. GRAUER
                                JOHN F. FORT III
                                HAROLD A. POLING

CORPORATE PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market Index and the Standard & Poor's Midcap 400 Manufacturing (Specialized Industries) Index (the "S&P Midcap 400 Mfg Index") for the period from December 31, 1995 to December 31, 2000. The comparison assumes $100 was invested on December 31, 1995 in each of the Common Stock, the Nasdaq Stock Market Index, and the S&P Midcap 400 Mfg Index, and assumes compounded daily returns with reinvestment of dividends.

                              [PERFORMANCE GRAPH]

     VALUE OF $100 INVESTED

--------------------------------------------------------------------------------------
                       12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------------
 Nasdaq Stock Market   $100.00    $123.00    $150.70    $212.50    $394.90    $237.70
 S&P Midcap Mfg
  (Specialized)
  Index                $100.00    $126.63    $141.05    $122.97    $137.18    $135.20
 Thermadyne Holdings
  Corp.                $100.00    $157.24    $162.76    $110.34    $107.59    $ 19.66

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance of the Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 22, 1999, the CSFB Funds purchased, for an aggregate purchase price of $25,000,000, pursuant to a Subscription Agreement ("Subscription Agreement") among the Company, Thermadyne Mfg. LLC (the "Subsidiary") and the CSFB Funds, dated December 22, 1999, a principal amount of $25,000,000 Junior Subordinated Notes due 2009 (the "Notes") of the Subsidiary and warrants to purchase 436,965 shares of Common Stock ("Warrants"). Each Warrant is exercisable at a price of $0.01 per Warrant Share (as defined below), subject to adjustment. The investment of additional capital in the Company and the Subsidiary was used for general corporate purposes.

     The Company, the Subsidiary and the CSFB Funds have entered into a Registration Rights Agreement which grants the holders of 50% or more of the Notes or Warrants the right to demand the Company or the Subsidiary, as the case may be, to effect a registration of the Notes or Warrants under the Securities Act of 1933, as amended (the "Act"). The Company is obliged to effect one demand registration for the Warrants, and the Subsidiary is obliged to effect up to two demand registrations for the Notes. If any Warrants are included in a demand registration, the Company must prepare a shelf registration statement under Rule 415 of the Act permitting the resale of Warrants and the shares issuable upon exercise of the warrants ("Warrant Shares") and must use its best efforts to cause the warrant shelf registration statement to be declared effective within 90 days of the time the demand registration is effected. The Company must keep the warrant shelf registration statement effective until the earlier of (i) two years following the date as of which no Warrants remain outstanding and (ii) if all of the Warrants expire unexercised, December 15, 2009.

     The Company's registration obligations in respect of the Warrants shall expire on the earlier of (i) the date on which each Warrant or Warrant Share has been disposed of in accordance with a warrant registration statement or when such Warrant Share is issued upon exercise of a Warrant in accordance with a registration statement and (ii) the date on which each Warrant or Warrant Share is distributed to the public pursuant to Rule 144 under the Act. The Subsidiary's registration obligations in respect of the Notes shall expire on the earlier of (i) the date on which each Note has been disposed in accordance with a note registration statement and (ii) the date on which each Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement also grants "piggy-back" rights to the CSFB Funds to participate in certain registration statements filed by the Company in respect of any equity securities of the Company. The Registration Rights Agreement also contains a "lock-up" provision pursuant to which the CSFB Funds may be restricted from transferring Notes or Warrants in public sales during an underwriter's public offering of Notes or Warrants.

     Pursuant to a letter agreement dated January 16, 1998 (the "Engagement Letter"), DLJMB engaged DLJSC to act as DLJMB's exclusive financial advisor for a period of five years (the "Engagement Period") with respect to the review and analysis of financial and structural alternatives available to the Company. The Company has since assumed DLJMB's obligations under the Engagement Letter.

     As compensation for the services to be provided by DLJSC under the Engagement Letter, DLJSC is entitled to receive an annual advisory fee of $300,000, payable quarterly in equal installments of $75,000. DLJSC is also entitled to reimbursement for all of its out-of-pocket expenses incurred in connection with its engagement.

     During the Engagement Period, DLJSC is also entitled to act as the Company's exclusive financial advisor, sole placement agent, sole initial purchaser, sole managing underwriter or sole dealer-manager, as the case may be, with respect to any Transaction (as hereinafter defined) the Company determines to pursue. The term "Transaction" includes the following: (i) the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving any portion of the business, securities or assets of the Company; (ii) the acquisition (and any related matters such as financings, divestitures, etc.) in one or a series of transactions, of all or a portion of the business, securities or assets of another entity or person; (iii) any recapitalization, refinancing, repurchase or restructuring of the Company's equity or debt securities or indebtedness or any amendments or modifications to the Company's debt securities or indentures whether or not in connection therewith, involving, by or on behalf of the Company, an offer to purchase or exchange for cash, property, securities, indebtedness or other consideration, or a solicitation of consents, waivers of authorizations with respect thereto; (iv) any spin-off, split-off or other extraordinary dividend of cash, securities or other assets to stockholders of the Company; or (v) any sale of securities of the Company effected pursuant to a private sale or an underwritten public offering.

     The Company has agreed to indemnify and hold harmless DLJSC and its affiliates and the respective directors, officers, agents and employees of DLJSC and its affiliates (each, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities and will reimburse such Indemnified Persons for all fees and expenses (including the reasonable fees and expenses of counsel) as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation arising out of or in connection with advice or services rendered or to be rendered by an Indemnified Person pursuant to the Engagement Letter, the transactions contemplated by the Engagement Letter or any Indemnified Person's action or inactions in connection with any such advice, services or transactions, other than liabilities or expenses that are determined by a judgment of a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct.

     The Engagement Letter makes available the resources of DLJSC concerning a variety of financial and operational matters. The services that have been and will continue to be provided by DLJSC could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In the opinion of management, the fees provided for under the Engagement Letter reasonably reflect the benefits received and to be received by the Company.

     Messrs. Grauer and Schloss, directors of the Company, are officers of DLJMB II Inc., which is an affiliate of each of CSFB, DLJMB, DLJSC, DLJ Capital Funding, Inc. and DLJ Bridge Finance, Inc.

     In 1998, Messrs. Curran, Tate, Mahoney, Drury and Maddox and Ms. Josephson received secured, non-recourse loans from the Company in the amount of $1,249,890, $367,606, $277,708, $223,222, $237,630 and $288,413, respectively, to purchase shares of the Company. The current principal balances of the loans are $1,321,009, $388,523, $293,510, $235,923, $251,151 and $304,824,
respectively. The loans bear interest at the rate of 5.69% per annum and are due in full on May 22, 2006. Upon the termination of a participant's employment with the Company, other than as a result of the participant's death, the Company may accelerate any outstanding loan. The Company waived this acceleration with regard to Messrs. Curran's and Drury's and Ms. Josephson's outstanding loans.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 2000, except as follows: (1) the Form 5s for Messrs. Tate, Mahoney, Maddox, Fort and Poling to report the repricing of the Company's options were not timely filed; and (2) the Form 3s for Messrs. Mahoney and Muzzey to report their holdings upon becoming executive officers were not timely filed.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the Proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the director nominees recommended by the Board of Directors and in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000, and it is expected they will be reappointed by the Board of Directors to serve in that capacity again for the fiscal year ending December 31, 2001. No member of Ernst & Young LLP or any of its associates has any financial interest in the Company or its affiliates. It is anticipated that a representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Ernst & Young LLP, if desired.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Proxy Statement relating to the 2002 Annual Meeting of Stockholders of the Company must be received by no later than November 30, 2001 at the Company's principal executive offices, 101 South Hanley Road, Suite 600, St. Louis, Missouri 63105, Attention: Corporate Secretary. In accordance with the rules and regulations of the Securities and Exchange Commission, the Company's management will have discretionary authority to vote on any proposal raised by a stockholder of the Company at the 2002 Annual Meeting of Stockholders if such stockholder fails to notify the Company on or before February 13, 2002.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which contains copies of the Company's audited financial statements, is being sent to stockholders with this Proxy Statement.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                            PATRICIA S. WILLIAMS
                                            Corporate Secretary

April 6, 2001

                                    ANNEX A

                        THERMADYNE HOLDINGS CORPORATION
                            AUDIT COMMITTEE CHARTER

     The primary responsibility of the Audit Committee of the Board of Directors (the "Audit Committee") is to provide the Board of Directors with assistance in fulfilling its responsibilities regarding the accounting and reporting practices of the Corporation, the adequacy of corporate financial controls of the Corporation and the quality and integrity of the financial statements of the Corporation and its subsidiaries.

     In carrying out its responsibilities, the Audit Committee shall perform the following functions:

     I. Review with the independent auditors the scope of their examination with emphasis on accounting and financial areas where either the Audit Committee, the principal financial officer, or the independent auditors believe special attention should be directed, and to recommend such supplemental review or auditing steps as deemed necessary.

     II. After completion of the annual examination, review with independent auditors the results of the audit. Items that will be included in these reviews include the required communications as promulgated by the American Institute of Certified Public Accountants and other matters of significance to the independent auditors or the Audit Committee. Review any accounting changes having a major impact on the obligations or financial statements of the Corporation, review filings made with the Securities and Exchange Commission as required, and hold such other conferences and conduct such other reviews with the independent auditors or with management as may be desired either by the Audit Committee or the independent auditors. Additionally, the Audit Committee will review any letters of comments or recommendations of the independent auditors.

     III. Prior to the release of the annual report to shareholders, the Audit Committee should review the financial statements to be contained in such report with the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     IV. Report to the Board on the results of such reviews and conferences and submit to the Board any recommendations the Audit Committee may have from time to time.

     V. Recommend to the Board annually, after consultation with the chief executive and appropriate management, the independent public accounting firm to be recommended for examination of the consolidated financial statements of the Corporation and its subsidiaries for the next fiscal year.

     VI. Review the independence of the auditors including consideration of appropriate fees and the scope of non-audit work performed by such auditors.

     VII. Monitor compliance and monitor adherence to all regulatory requirements of any governmental agency or any exchange upon which the Company's stocks are traded.

     VIII.Cause minutes of its proceedings to be prepared and filed with the Secretary of the Corporation.

     The Audit Committee shall inform the independent auditors and management that the independent auditors shall have access directly to the Audit Committee at all times as well as the Audit Committee to the independent auditors.

     In carrying out their responsibilities, the Audit Committee's policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

                        THERMADYNE HOLDINGS CORPORATION
                            AUDIT COMMITTEE SCHEDULE

     The following is a tentative suggested meeting schedule for the Company's Audit Committee. The Committee has currently elected to have three (3) meetings per year. It is suggested that these meetings be held in conjunction with the Board of Directors' meetings.

     The Committee typically would meet in the following months:

           February
           July/August
           October/November

     After reviewing timing along with responsibilities, it is suggested the Audit Committee consider meeting three times a year using the following schedule and agenda:

JULY/AUGUST

Review:     - Recommendations on internal control matters from Ernst & Young, independent auditors;

             - Audit Scope -- Ernst & Young;

             - Accounting policies and practices reviewed with Ernst & Young;
               and

             - Consulting services performed by independent auditors, if any.

OCTOBER/NOVEMBER

Review:     - Review reports on the status of significant litigation; and

             - Any significant matters noted during the first, second and third quarter reviews.

FEBRUARY

Review:     - Operating results for current fiscal year;

             - Any potential significant changes to Form 10-K from the prior year;

             - Proposed accounting adjustments at year end; and

             - Any differences, audit scope restrictions or lack of cooperation between management and independent auditors;

             - Communication as required by the American Institute of CPAs; and

             - Recommend to Board the independent auditors for ensuing year (to be included in proxy).

                                  DETACH HERE

                                     PROXY

                        THERMADYNE HOLDINGS CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        THERMADYNE HOLDINGS CORPORATION
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2001


    The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Karl R. Wyss, James H. Tate, or Patricia S. Williams, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Thermadyne Holdings Corporation (the "Company") to be held on April 24, 2001 (the "Annual Meeting"), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE DIRECTOR NOMINEES.

[SEE REVERSE SIDE]   CONTINUED AND TO BE COMPLETED, SIGNED    [SEE REVERSE SIDE]
                         AND DATED ON THE REVERSE SIDE

                                  DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. ELECTION OF DIRECTORS                                                          2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
                                                                                     TO VOTE WITH RESPECT TO ANY OTHER BUSINESS
   Nominees: (01) Karl R. Wyss, (02) John F. Fort III, (03) Peter                    WHICH MAY PROPERLY COME BEFORE THE ANNUAL
             T. Grauer, (04) Harold A. Poling, (05) Lawrance M.v.D. Schloss,         MEETING OR AT ANY ADJOURNMENT THEREOF.
             (06) James H. Tate

                      FOR ALL                                 WITHHOLD
                      NOMINEES                               AUTHORITY
             (except as indicated         [ ]         [ ]     FOR ALL
              in space below.)                                NOMINEES


   [ ]
      ----------------------------------------------------------------
      (To withheld authority to vote for any individual nominee, print
      the nominee's name above.)                                                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                                  PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                                  USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO
                                                                                  ATTEND THE MEETING.

                                                                                  Please sign exactly as your name appears hereon.
                                                                                  Joint owners should each sign. When signing as
                                                                                  attorney, executor, administrator, trustee or
                                                                                  guardian, please give full title as such.

Signature:                                    Date:               Signature:                                    Date:
          ----------------------------------       ------------             -----------------------------------      ------------